EXHIBIT 16


Dohan and Company                                 7700 North Kendall Drive, 200
Certified Public Accountants                         Miami, Florida  33156-7578
A Professional Association                           Telephone:  (305) 274-1366







December 11, 2008




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated September 12, 2008, of Interlink Global Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained herein.

Yours truly,


/s/ Dohan and Company, CPA's

Dohan and Company CPAs